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                                  EXHIBIT 11.1

                            RICHEY ELECTRONICS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
               ($ AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                            QUARTER ENDED
                                                     ---------------------------
                                                       MARCH 28,      MARCH 29,
                                                         1997           1996
                                                     ------------   ------------
Primary earnings per share:

  Net income used to compute primary
    earnings per share                                   $1,703         $1,142
                                                     ------------   -----------
                                                     ------------   -----------

  Weighted average number of shares used to
    compute primary earnings per share                    9,063          9,057
                                                     ------------   -----------
                                                     ------------   -----------

  Primary earnings per share                              $0.19          $0.13
                                                     ------------   -----------
                                                     ------------   -----------


Fully diluted earnings per share:

  Net income                                             $1,703         $1,142

  Add: Interest on convertible subordinated
    notes payable, net of taxes                             596            210
                                                     ------------   -----------

  Net income used to compute fully diluted
    earnings per share                                   $2,299         $1,352
                                                     ------------   -----------
                                                     ------------   -----------

  Weighted average number of shares outstanding           9,063          9,057

  Add: Weighted average shares of convertible
    subordinated notes payable assuming conversion        3,947          1,349
                                                     ------------   -----------

  Weighted average number of shares used to
    compute fully diluted earnings per share             13,010         10,406
                                                     ------------   -----------
                                                     ------------   -----------

  Fully diluted earnings per share                        $0.18          $0.13
                                                     ------------   -----------
                                                     ------------   -----------